Tompkins Financial Corp 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, July 22, 2022

Tompkins Financial Corporation Reports Second Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation reported diluted earnings per share of $1.45 for the second quarter of 2022, down 5.8% from $1.54 per share in the second quarter of 2021. Net income for the second quarter of 2022 was $20.9 million, down $2.0 million or 8.6% when compared to the $22.8 million reported for the same period in 2021. The decline in net income from the prior year was primarily attributable to a $3.9 million pretax variance in provision for credit losses, which was an expense of $856,000 in 2022, versus a credit of $3.1 million in 2021.

For the year-to-date period ended June 30, 2022, diluted earnings per share were $3.05, down 6.4% from $3.26 for the same year-to-date period in 2021. Year-to-date net income was $44.1 million for the six month period ended June 30, 2022, down $4.3 million or 8.9%, when compared to $48.5 million for the same period in 2021. Similar to the quarterly results, the year-to-date net income variance was primarily attributable to the provision for credit losses, which was an expense of $336,000 in 2022, versus a credit of $4.9 million in 2021, resulting in a pretax variance of $5.2 million.

Tompkins President and CEO Stephen Romaine commented, “Results for the second quarter of 2022 included several favorable trends when compared to the most recent prior quarter, including an improved net interest margin, increased loan balances, and higher revenue. Notably, revenue was up 4.8% from the same quarter last year despite a $1.0 million decline in net deferred loan fees associated with Paycheck Protection Program (“PPP”) Loans, as outstanding balances in the SBA administered program continue to decline.”

Exhibit 99.1

SELECTED HIGHLIGHTS FOR THE PERIOD:

•	Total loans at June 30, 2022 were $5.2 billion, up $99.1 million over the immediate prior quarter, reflecting an annualized increase of 7.8% from March 31, 2022.
•	PPP loan balances were $3.5 million at June 30, 2022, reflecting a decline of $20.6 million from March 31, 2022. Total loans, exclusive of PPP loan balances, were up approximately 9.7% annualized over March 2022.
•	Net interest margin improved to 3.09% for the second quarter of 2022, compared to 3.04% for the first quarter of 2022, and 2.91% for the same period in 2021.
•	Nonperforming asset levels declined for the third consecutive quarter and the ratio of nonperforming loans as a percentage of total loans dropped to 0.57%, compared to 0.60% of total loans at March 31, 2022, and 0.61% at December 31, 2021.
•	Total revenue for the second quarter of 2022 increased by 4.8% from the same quarter last year, and grew at annualized rate of 3.2% from the first quarter of 2022.

NET INTEREST INCOME

Net interest income was $58.3 million for the second quarter of 2022, up from $56.6 million for the most recent prior quarter, with the improvement largely driven by growth in total loans and higher yields on earning assets. Net interest income for the second quarter of 2022 was up $3.4 million, or 6.2% from the same period in 2021. Net interest income for the current quarter included $873,000 of net deferred loan fees associated with PPP loans, down from net deferred loan fees of $2.0 million for the quarter ended March 31, 2022, and $1.9 million in the second quarter of 2021.

For the year-to-date period ended June 30, 2022, net interest income was $114.9 million, up $5.0 million or 4.5% compared to the year-to-date period ended June 30, 2021. For the year-to-date period in 2022, net deferred loan fees associated with PPP loans were approximately $2.9 million, down from $4.7 million in the same period of 2021.

Average loans for the quarter ended June 30, 2022 were down $155.3 million, or 3.0%, compared to the same period in 2021. The decrease in average loans was mainly in commercial loans and driven by a decrease in PPP loans from $259.0 million for the quarter ended June 30, 2021, compared to $4.0 million in the current quarter. Asset yields for the quarter ended June 30, 2022 were up 5 basis points compared to the same period in 2021.

Exhibit 99.1

Average total deposits for the second quarter of 2022 were down $91.3 million, or 1.4% compared to the same period in 2021. Average noninterest bearing deposits for the quarter ended June 30, 2022 were up $107.0 million or 5.1% compared to the quarter ended June 30, 2021. For the second quarter of 2022, the average rate paid on interest-bearing deposits of 0.18% was down 6 basis points from the same period in 2021 and up 1 basis point from the first quarter of 2022. The total cost of interest-bearing liabilities of 0.22% for the second quarter of 2022, represented a decline of 18 basis points versus the same period in 2021, and an increase of 1 basis point over the first quarter of 2022.

NONINTEREST INCOME

Noninterest income of $18.9 million for the second quarter of 2022 and $38.9 million for the year-to-date period were both up slightly from the same periods in 2021. For the second quarter of 2022, total service-related fee categories were up $547,000 or 3.2% over the same quarter prior year, mainly driven by growth in insurance commissions and fees, and service charges on deposit accounts, which were partially offset by lower investment services income. The decline in investment services income is mainly a result of market conditions. Other income was down from the same quarter last year, driven by reduced income on bank owned life insurance and lower gains on sales on residential loans.

NONINTEREST EXPENSE

Noninterest expense was $49.1 million for the second quarter of 2022, up $1.7 million or 3.5% from the second quarter of 2021. For the year-to-date period, noninterest expense of $96.0 million was up $4.0 million or 4.4% from the same period in 2021. The increase in noninterest expense in the second quarter of 2022 over the same quarter last year was mainly in other expense, which was up $2.3 million or 21.4%, and included increases in marketing , technology, legal expense, printing and supplies, and cardholder expense. Contributing to the growth in these expenses for the three months ended and year-to-date period ended June 30, 2022, were one-time expenses of $956,000 and $1.2 million, respectively, related to the consolidation of the Company's four banking charters into one charter, including the related conversion of the core banking system, which was completed in May of this year.

INCOME TAX EXPENSE

The Company's effective tax rate was 23.3% for the second quarter of 2022, compared to 22.3% for the same period in 2021. The effective tax rate for the six months ended June 30, 2022 was 23.1%, compared to 21.3% reported for the same period in 2021. The increase in the effective tax rate for the three and six months ended June 30, 2022, over the same periods in 2021 is largely due to the anticipated loss of certain New York State tax benefits.

Exhibit 99.1

The Company's banking subsidiary has an investment in a real estate investment trust that provides certain benefits on its New York State tax return for qualifying entities. A condition to claim the benefit is that the consolidated company has qualified average assets of no more than $8.0 billion for the taxable year. The Company expects average assets to exceed the $8.0 billion threshold for the 2022 tax year. As of June 30, 2022, the Company's consolidated average assets, as defined by New York tax law, were slightly under the $8.0 billion threshold. The Company will continue to monitor the consolidated average assets during 2022 to determine future eligibility.

ASSET QUALITY

The allowance for credit losses represented 0.85% of total loans and leases at June 30, 2022, up from 0.83% at March 31, 2022 and down from 0.92% at June 30, 2021. The allowance coverage as a percentage of nonperforming loans and leases improved to 147.95% at June 30, 2022, compared to 139.2% at March 31, 2022 and 88.31% at June 30, 2021.

The provision for credit losses for the second quarter of 2022 was an expense of $856,000, compared to a credit of $3.1 million for the same period in 2021. Provision for credit losses for the six months ended June 30, 2022 was an expense of $336,000, compared to a credit of $4.9 million for the same period in 2021. The increase in provision for credit losses for both the three and six month periods is mainly driven by current economic forecasts coupled with loan growth.

Nonperforming assets represented 0.38% as of June 30, 2022, down from 0.40% at December 31, 2021, and 0.67% at June 30, 2021. At June 30, 2022, nonperforming loans and leases totaled $29.6 million, compared to $31.2 million at December 31, 2021, and $53.8 million at June 30, 2021.

Special Mention and Substandard loans and leases totaled $115.0 million at June 30, 2022, reflecting improvement from $137.6 million at December 31, 2021, and $171.3 million at June 30, 2021. The decrease in Special Mention and Substandard loans, compared to the same period prior year, was mainly due to improved asset quality in the hospitality industry as occupancy rates continue to increase.

As previously announced, the Company implemented a payment deferral program in 2020 to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19. As of June 30, 2022, total loans that continued in a deferral status amounted to approximately $1.8 million, representing 0.04% of total loans compared to 2.5% at June 30, 2021. At June 30, 2021, total loans in deferral status totaled $129.4 million.

Exhibit 99.1

The Company funded a total of 5,140 applications for PPP loans totaling $694.1 million in 2020 and 2021.  Out of the $694.1 million of PPP loans that the Company funded, approximately $690.8 million have been forgiven by the SBA under the terms of the program as of June 30, 2022, or paid back by the borrower.  As of June 30, 2022, there were twenty outstanding PPP loans totaling approximately $3.3 million.  Total net deferred fees on the remaining balance of PPP loans amounted to $106,000 at June 30, 2022.

CAPITAL POSITION

Capital ratios at June 30, 2022 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.07% at June 30, 2022, compared to 14.23% at December 31, 2021, and 14.62% at June 30, 2021. The ratio of Tier 1 capital to average assets was 9.02% at June 30, 2022, compared to 8.72% at December 31, 2021, and 8.79% at June 30, 2021.

During the second quarter of 2022, the Company repurchased 49,629 common shares at an aggregate cost of $3.8 million. These shares were purchased under the Company's Stock Repurchase Program announced in the third quarter of 2021. For the six month period ended June 30, 2022, the Company repurchased 179,797 common shares at an aggregate cost of $14.1 million.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank and Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as “may”, “will”, “estimate”, “intend”, “continue”, “believe”, “expect”, “plan”, or “anticipate”, and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements; changes in general economic, market and regulatory conditions; estimated GDP growth and inflation trends; the ongoing dynamic nature of the COVID-19 pandemic and its impact; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as the Dodd-Frank Act, Basel III and the Economic Growth, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events such as the war in the Ukraine, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data)	As of	As of
ASSETS	06/30/2022	12/31/2021
		(Audited)

Cash and noninterest bearing balances due from banks	$20,878	$23,078
Interest bearing balances due from banks	59,514	40,029
Cash and Cash Equivalents	80,392	63,107

Available-for-sale debt securities, at fair value (amortized cost of $2,075,020 at June 30, 2022 and $2,063,790 at December 31, 2021)	1,891,718	2,044,513
Held-to-maturity securities, at amortized cost (fair value of $274,660 at June 30, 2022 and $282,288 at December 31, 2021)	312,315	284,009
Equity securities, at fair value (amortized cost $818 at June 30, 2022 and $902 at December 31, 2021)	818	902
Total loans and leases, net of unearned income and deferred costs and fees	5,162,503	5,075,467
Less: Allowance for credit losses	43,793	42,843
Net Loans and Leases	5,118,710	5,032,624

Federal Home Loan Bank and other stock	17,913	10,996
Bank premises and equipment, net	83,661	85,416
Corporate owned life insurance	87,093	86,495
Goodwill	92,447	92,447
Other intangible assets, net	3,124	3,643
Accrued interest and other assets	154,270	115,830
Total Assets	$7,842,461	$7,819,982
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,966,965	4,016,025
Time	594,853	639,674
Noninterest bearing	2,207,703	2,135,736
Total Deposits	6,769,521	6,791,435

Federal funds purchased and securities sold under agreements to repurchase	50,075	66,787
Other borrowings	295,600	124,000
Other liabilities	102,947	108,819
Total Liabilities	$7,218,143	$7,091,041
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,540,514 at June 30, 2022; and 14,696,911 at December 31, 2021	1,454	1,470
Additional paid-in capital	303,335	312,538
Retained earnings	502,770	475,262
Accumulated other comprehensive loss	(178,869)	(55,950)
Treasury stock, at cost – 123,030 shares at June 30, 2022, and 124,709 shares at December 31, 2021	(5,847)	(5,791)
Total Tompkins Financial Corporation Shareholders’ Equity	622,843	727,529
Noncontrolling interests	1,475	1,412
Total Equity	$624,318	$728,941
Total Liabilities and Equity	$7,842,461	$7,819,982

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data) (Unaudited)	Three Months Ended		Six Months Ended
	06/30/2022	06/30/2021	06/30/2022	06/30/2021
INTEREST AND DIVIDEND INCOME
Loans	$52,505	$53,653	$103,636	$107,860
Due from banks	64	45	105	130
Available-for-sale debt securities	7,063	5,626	13,833	10,876
Held-to-maturity securities	1,201	312	2,330	312
Federal Home Loan Bank and other stock	120	199	225	412
Total Interest and Dividend Income	60,953	$59,835	$120,129	$119,590
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	400	567	826	1,206
Other deposits	1,647	2,235	3,267	4,747
Federal funds purchased and securities sold under agreements to repurchase	15	15	31	31
Trust preferred debentures	0	821	0	996
Other borrowings	629	1,351	1,129	2,727
Total Interest Expense	2,691	4,989	5,253	9,707
Net Interest Income	58,262	54,846	114,876	109,883
Less: Provision (credit) for credit loss expense	856	(3,071)	336	(4,901)
Net Interest Income After Credit for Credit Loss Expense	57,406	57,917	114,540	114,784
NONINTEREST INCOME
Insurance commissions and fees	8,429	8,054	17,746	17,220
Investment services income	4,596	4,717	9,513	9,390
Service charges on deposit accounts	1,756	1,471	3,535	2,941
Card services income	2,959	2,951	5,502	5,334
Other income	1,241	1,665	2,717	3,639
Net (loss) gain on securities transactions	(37)	0	(84)	317
Total Noninterest Income	18,944	18,858	38,929	38,841
NONINTEREST EXPENSE
Salaries and wages	24,396	23,992	47,668	46,652
Other employee benefits	6,341	6,626	12,138	12,110
Net occupancy expense of premises	3,131	3,561	6,672	7,023
Furniture and fixture expense	2,004	2,204	3,995	4,154
Amortization of intangible assets	219	329	437	659
Other operating expense	13,029	10,730	25,049	21,355
Total Noninterest Expenses	49,120	47,442	95,959	91,953
Income Before Income Tax Expense	27,230	29,333	57,510	61,672
Income Tax Expense	6,329	6,471	13,305	13,151
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	20,901	22,862	44,205	48,521
Less: Net Income Attributable to Noncontrolling Interests	32	31	63	64
Net Income Attributable to Tompkins Financial Corporation	$20,869	22,831	44,142	48,457
Basic Earnings Per Share	$1.45	$1.55	$3.06	$3.28
Diluted Earnings Per Share	$1.45	$1.54	$3.05	$3.26

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Quarter Ended
	June 30, 2022			June 30, 2021
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$ 88,094	$ 64	0.29%	$ 216,679	$ 45	0.08%
Securities (1)
U.S. Government securities	2,305,102	7,746	1.35%	1,987,541	5,338	1.08%
State and municipal (2)	97,481	619	2.55%	114,221	727	2.55%
Other securities (2)	3,337	28	3.40%	3,418	23	2.70%
Total securities	2,405,920	8,393	1.40%	2,105,180	6,088	1.16%
FHLBNY and FRB stock	12,234	120	3.92%	17,285	199	4.62%
Total loans and leases, net of unearned income (2)(3)	5,115,340	52,733	4.14%	5,270,648	53,909	4.10%
Total interest-earning assets	7,621,588	61,310	3.23%	7,609,792	60,241	3.18%
Other assets	209,057			340,154
Total assets	$ 7,830,645			$ 7,949,946
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$ 4,073,279	$ 890	0.09%	$ 3,966,472	$ 943	0.10%
Time deposits	603,791	1,157	0.77%	726,258	1,859	1.03%
Total interest-bearing deposits	4,677,070	2,047	0.18%	4,692,730	2,802	0.24%
Federal funds purchased & securities sold under agreements to repurchase	54,885	15	0.11%	52,099	15	0.11%
Other borrowings	169,390	629	1.49%	272,993	1,351	1.98%
Trust preferred debentures	0	0	0.00%	12,978	821	25.39%
Total interest-bearing liabilities	4,901,345	2,691	0.22%	5,030,800	4,989	0.40%
Noninterest bearing deposits	2,189,132			2,082,149
Accrued expenses and other liabilities	100,813			115,661
Total liabilities	7,191,290			7,228,610
Tompkins Financial Corporation Shareholders’ equity	637,896			719,880
Noncontrolling interest	1,459			1,456
Total equity	639,354			721,336

Total liabilities and equity	$ 7,830,645			$ 7,949,946
Interest rate spread			3.01%			2.78%
Net interest income/margin on earning assets		58,619	3.09%		55,252	2.91%

Tax Equivalent Adjustment		(357)			(406)
Net interest income per consolidated financial statements		$ 58,262			$ 54,846

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Year to Date Period Ended			Year to Date Period Ended
	June 30, 2022			June 30, 2021
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$ 110,984	$ 105	0.19%	$ 312,130	$ 130	0.08%
Securities (1)
U.S. Government securities	2,299,389	15,108	1.32%	1,812,315	9,950	1.11%
State and municipal (2)	99,602	1,267	2.57%	117,571	1,502	2.58%
Other securities (2)	3,363	51	3.06%	3,422	46	2.72%
Total securities	2,402,354	16,426	1.38%	1,933,308	11,498	1.20%
FHLBNY and FRB stock	11,172	225	4.06%	16,836	412	4.93%
Total loans and leases, net of unearned income (2)(3)	5,085,808	104,088	4.13%	5,280,914	108,365	4.14%
Total interest-earning assets	7,610,318	120,844	3.20%	7,543,188	120,405	3.22%
Other assets	259,809			345,461
Total assets	$ 7,870,127			$ 7,888,649
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$ 4,116,870	$ 1,638	0.08%	$ 3,957,936	$ 2,036	0.10%
Time deposits	617,616	2,455	0.80%	737,729	3,917	1.07%
Total interest-bearing deposits	4,734,486	4,093	0.17%	4,695,665	5,953	0.26%
Federal funds purchased & securities sold under agreements to repurchase	59,536	31	0.11%	55,821	31	0.11%
Other borrowings	147,466	1,129	1.54%	269,019	2,727	2.04%
Trust preferred debentures	0	0	0.00%	13,105	996	15.33%
Total interest-bearing liabilities	4,941,488	5,253	0.21%	5,033,610	9,707	0.39%
Noninterest bearing deposits	2,149,201			2,016,262
Accrued expenses and other liabilities	103,451			117,749
Total liabilities	7,194,140			7,167,621
Tompkins Financial Corporation Shareholders’ equity	674,545			719,586
Noncontrolling interest	1,442			1,442
Total equity	675,987			721,028

Total liabilities and equity	$ 7,870,127			$ 7,888,649
Interest rate spread			2.99%			2.83%
Net interest income/margin on earning assets		115,591	3.06%		110,698	2.96%

Tax Equivalent Adjustment		(715)			(815)
Net interest income per consolidated financial statements		$ 114,876			$ 109,883

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Jun-22	Mar-22	Dec-21	Sep-21	Jun-21	Dec-21
Securities	$ 2,204,851	$ 2,285,527	$ 2,329,424	$ 2,337,105	$ 2,166,853	$ 2,329,424
Total Loans	5,162,503	5,063,451	5,075,467	5,096,778	5,175,129	5,075,467
Allowance for credit losses	43,793	42,126	42,843	46,259	47,505	42,843
Total assets	7,842,461	7,891,111	7,819,982	8,113,110	7,988,208	7,819,982
Total deposits	6,769,521	7,016,739	6,791,435	7,090,898	6,837,000	6,791,435
Federal funds purchased and securities sold under agreements to repurchase	50,075	57,115	66,787	72,490	52,134	66,787
Other borrowings	295,600	60,000	124,000	110,000	245,000	124,000
Trust preferred debentures	0	0	0	0	8,799	0
Total common equity	622,843	656,049	727,529	720,851	726,779	727,529
Total equity	624,318	657,492	728,941	722,357	728,253	728,941

Average Balance Sheet
Average earning assets	$ 7,621,588	$ 7,598,922	$ 7,660,556	$ 7,753,700	$ 7,609,792	$ 7,625,832
Average assets	7,830,645	7,910,047	7,993,816	8,102,070	7,949,946	7,968,951
Average interest-bearing liabilities	4,901,345	4,982,075	4,966,711	5,086,753	5,030,800	5,030,143
Average equity	639,354	713,027	722,619	733,117	721,336	724,476

Share data
Weighted average shares outstanding (basic)	14,317,415	14,400,003	14,452,775	14,494,533	14,654,774	14,568,763
Weighted average shares outstanding (diluted)	14,387,601	14,478,183	14,532,480	14,568,334	14,737,735	14,648,167
Period-end shares outstanding	14,504,604	14,561,450	14,661,001	14,659,195	14,829,873	14,661,001
Common equity book value per share	$ 42.94	$ 45.05	$ 49.62	$ 49.17	$ 49.01	$ 49.62

Income Statement
Net interest income	$ 58,262	$ 56,614	$ 57,811	$ 56,098	$ 54,846	$ 223,792
Provision (credit) for credit loss expense (5)	856	(520)	3,914	(1,232)	(3,071)	(2,219)
Noninterest income	18,944	19,985	19,154	20,854	18,858	78,849
Noninterest expense (5)	49,120	46,839	48,154	50,180	47,442	190,287
Income tax expense	6,329	6,976	5,401	6,630	6,471	25,182
Net income attributable to Tompkins Financial Corporation	20,869	23,273	19,465	21,342	22,831	89,264
Noncontrolling interests	32	31	31	32	31	127
Basic earnings per share (4)	1.45	1.61	1.34	1.46	1.55	6.08
Diluted earnings per share (4)	1.45	1.60	1.33	1.45	1.54	6.05

Nonperforming Assets
Nonaccrual loans and leases	$ 24,665	$ 25,200	$ 26,033	$ 47,941	$ 48,019	$ 26,033
Loans and leases 90 days past due and accruing	62	0	0	7,463	0	0
Troubled debt restructuring not included above	4,872	5,064	5,124	5,343	5,776	5,126
Total nonperforming loans and leases	29,599	30,264	31,157	60,747	53,795	31,159
OREO	122	88	135	135	88	135
Total nonperforming assets	$ 29,721	$ 30,352	$ 31,292	$ 60,882	$ 53,883	$ 31,294

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Jun-22	Mar-22	Dec-21	Sep-21	Jun-21	Dec-21
Loans and leases 30-89 days past due and
accruing	$ 9,837	$ 1,735	$ 3,072	$ 1,436	$ 1,692	$ 3,072
Loans and leases 90 days past due and accruing	0	0	0	7,463	0	0
Total loans and leases past due and accruing	9,837	1,735	3,072	8,899	1,692	3,072

Allowance for Credit Losses
Balance at beginning of period	$ 42,126	$ 42,843	$ 46,259	$ 47,505	$ 49,339	$ 51,669
Provision (credit) for credit losses	780	(734)	3,600	(1,177)	(2,718)	$ (2,805)
Net loan and lease charge-offs (recoveries)	(887)	(17)	7,016	69	(884)	$ 6,021
Allowance for credit losses at end of period	$ 43,793	$ 42,126	$ 42,843	$ 46,259	$ 47,505	$ 42,843

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$ 2,720	$ 2,506	$ 2,192	$ 2,247	$ 2,600	$ 1,920
Provision (credit) for credit losses	76	214	314	(55)	(353)	$ 586
Allowance for credit losses at end of period	$ 2,796	$ 2,720	$ 2,506	$ 2,192	$ 2,247	$ 2,506

Loan Classification - Total Portfolio
Special Mention	$ 72,270	$ 92,380	$ 85,530	$ 98,253	$ 108,269	$ 85,530
Substandard	42,756	42,722	52,047	70,213	62,992	52,047

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.57%	0.60%	0.61%	1.19%	1.04%	0.61%
Nonperforming assets/total assets	0.38%	0.38%	0.40%	0.75%	0.67%	0.40%
Allowance for credit losses/total loans and leases	0.85%	0.83%	0.84%	0.91%	0.92%	0.84%
Allowance/nonperforming loans and leases	147.95%	139.20%	137.51%	76.15%	88.31%	137.49%
Net loan and lease losses annualized/total average loans and leases	(0.07) %	0.00%	0.55%	0.01%	(0.07) %	0.12%

Capital Adequacy
Tier 1 Capital (to average assets)	9.02%	8.89%	8.72%	8.54%	8.79%	8.75%
Total Capital (to risk-weighted assets)	14.07%	14.23%	14.23%	14.21%	14.62%	14.39%

Profitability (period-end)
Return on average assets *	1.07%	1.19%	0.97%	1.05%	1.15%	1.12%
Return on average equity *	13.09%	13.24%	10.69%	11.55%	12.70%	12.32%
Net interest margin (TE) *	3.09%	3.04%	3.01%	2.89%	2.91%	2.96%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2022 and 2021 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.